Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 106 to Registration Statement No. 033-00507 on Form N-1A of our report dated February 24, 2012, relating to the consolidated financial statements and financial highlights of BlackRock Global Allocation Fund V.I. Fund of BlackRock Variable Series Fund, Inc. appearing in the Annual Report on Form N-CSR of the Transamerica BlackRock Global Allocation VP of Transamerica Series Trust for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2012